Exhibit 99.1
SWISHER HYGIENE ANNOUNCES CLOSING OF PRIVATE PLACEMENT
CHARLOTTE, NC — February 23, 2011 — Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI) today announced that it has closed the private placement of subscription receipts (the "Subscription Receipts”) previously announced on February 11, 2011. Pursuant to the private placement, Swisher Hygiene has issued 12,262,500 Subscription Receipts at a price of CDN$4.75 (US$4.80) per Subscription Receipt, for aggregate gross proceeds of CDN$58,246,875 (US$58,859,594).
Each Subscription Receipt will entitle the holder to acquire one share of the common stock of Swisher Hygiene (the “Common Stock”), without payment of any additional consideration, upon completion of Swisher Hygiene’s proposed acquisition of Choice Environmental Services, Inc., which was announced on February 14, 2011 (the “Acquisition”). Swisher Hygiene expects to complete the Acquisition no later than March 31, 2011. If the Acquisition is not completed by March 31, 2011, the Subscription Receipts will automatically terminate and be cancelled and the principal amount subscribed for plus accrued interest will be returned to the holders of the cancelled Subscription Receipts.
Net proceeds from the private placement, which have been placed in escrow, will be used for general corporate purposes, including paying down a majority of approximately US$41.5 million of debt that will be assumed by Swisher Hygiene in connection with the Acquisition.
Swisher Hygiene has agreed to use commercially reasonable efforts to file a resale registration statement with the U.S. Securities and Exchange Commission relating to the shares of Common Stock underlying the Subscription Receipts. If the registration statement is not filed or declared effective within specified time periods, or if it ceases to be effective for periods of time exceeding certain grace periods, the initial subscribers of Subscription Receipts will be entitled to receive an additional 0.1 shares of Common Stock for each share of Common Stock underlying the Subscription Receipts held by any such initial subscriber at that time.
Neither the Subscription Receipts nor the shares of Common Stock underlying the Subscription Receipts have been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Subscription Receipts or the Common Stock of Swisher Hygiene.
Cautionary Statement on Forward-Looking Information
All statements, other than statements of historical fact, contained in this news release, including any information as to the future financial or operating performance of Swisher Hygiene, constitute “forward-looking information” or “forward-looking statements” within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this news release unless otherwise stated. Forward-looking statements include, but are not limited to, possible events and statements with respect to possible events. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.
Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this news release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein as well as: (1) the completion of the Acquisition; and (2) the trading price of Swisher Hygiene’s Common Stock. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this news release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s registration statement on Form 10 filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators. These factors are not intended to represent a complete list of the factors that could affect Swisher Hygiene.
The forward-looking information set forth in this news release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information.
Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements, except to the extent required by applicable law.
About Swisher Hygiene Inc.
Swisher Hygiene Inc., formerly known as “CoolBrands International Inc.”, is a NASDAQ and TSX listed company that provides hygiene solutions to customers throughout much of North America and internationally through its global network of 73 company-owned operations, 10 franchises and 10 master licensees covering the United Kingdom, Ireland, Portugal, the Netherlands, Singapore, the Philippines, Taiwan, Korea, Hong Kong/Macau/China, and Mexico. These solutions include products and services that are designed to promote superior cleanliness and sanitation in commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries across North America.
For Further Information, Please Contact:
Swisher Hygiene Inc.
Investor Contact:
Amy Simpson
Phone: (704) 602-7116
Don Duffy, ICR
Phone: (203) 682-8215
Media Contact:
Alecia Pulman, ICR
Phone: (203) 682-8332